UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2019

Innovate Biopharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8480 Honeycutt Road, Suite 120, Raleigh, NC 27615
(Address of principal executive offices) (Zip Code)

(919) 275-1933
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 25, 2019, Innovate Biopharmaceuticals, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Securities Purchase Agreement (the “Agreement”), dated as of March 17, 2019, between the Company and each purchaser identified on the signature pages thereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”). The Amendment (i) deletes Section 4.12 of the Agreement, which generally prohibited the Company from issuing, entering into agreements to issue, announcing proposed issuances, selling or granting certain securities between the date of the Agreement and the date that is 45 days following the closing date thereunder and (ii) gives each Purchaser the right to purchase, for $0.125 per underlying share, an additional warrant to purchase shares of the Company’s common stock having an exercise price per share of $2.13 and otherwise having the terms of the Long-Term Warrants (as defined in the Agreement) (collectively, the “New Warrants”) pursuant to a Securities Purchase Agreement to be entered into among the Company and each Purchaser that desires to purchase the New Warrants. Each Purchaser executing the Securities Purchase Agreement will receive a New Warrant for up to that number of shares of common stock indicated on the signature page to the Securities Purchase Agreement (which cannot exceed its pro rata portion (based on the number of shares of common stock it purchased pursuant to the Agreement, and rounded down to the nearest whole share) of the maximum number of shares of the Company’s common stock underlying the New Warrants that may be issued (approximately 3.9 million) as provided in the Securities Purchase Agreement.

The foregoing description of the Amendment does not purport to be a complete description thereof and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated herein by reference.

The New Warrants issuable pursuant to the Securities Purchase Agreement are being offered and sold pursuant the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder to the accredited investor Purchasers. The number of New Warrants, if any, to be issued, and the number of shares underlying any such New Warrants, will be determined upon entry into the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, we are required to file a registration statement for resale of the shares underlying the New Warrants by June 17, 2019.

The New Warrants are exercisable for five years beginning on the six-month anniversary of the date of issuance. The New Warrants have an initial exercise price equal to $2.13 per share, subject to certain adjustments. If not previously exercised in full, at the expiration of their applicable terms, the New Warrants will be automatically exercised via cashless exercise, in which case the holder would receive upon such exercise the net number of shares, if any, of common stock determined according to the formula set forth in the New Warrant.

The New Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available, the holder may exercise the New Warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the New Warrant. No fractional shares of common stock will be issued in connection with the exercise of a New Warrant. In lieu of fractional shares, the Company will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

A holder will not have the right to exercise any portion of the New Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to the Company, provided that any increase in such percentage shall not be effective until 61 days after such notice.

In the event of a fundamental transaction, as described in the New Warrants and generally including any reorganization, recapitalization or reclassification of the Company’s common stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, the consolidation or merger of the Company with or into another person, the holders of the New Warrants will be entitled to receive upon exercise of the New Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the New Warrants immediately prior to such fundamental transaction. In addition, upon a fundamental transaction, the holder shall have the right to receive a payment in cash, or under certain circumstances in other consideration, from the Company at the Black Scholes value as described in the New Warrants.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment, dated April 25, 2019, to Securities Purchase Agreement, dated as of March 17, 2019, by and between the Company and the Purchasers party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovate Biopharmaceuticals, Inc.

Date: April 26, 2019	By:	/s/ Jay P. Madan
Jay P. Madan
President and Chief Business Officer